Exhibit 99.1

PRESS RELEASE

AbbVie Reports Second-Quarter 2015 Financial Results

•                 Reports Second-Quarter Adjusted EPS of $1.08, Up 31.7 Percent and Exceeding Previous Guidance Range of $1.04 to $1.06 (Reports GAAP EPS of $0.83)

•                 Delivers Second-Quarter Revenue of $5.475 Billion, an Increase of 19.4 Percent Over Second-Quarter 2014 on an Operational Basis (Excluding 8.3 Percent Unfavorable Exchange). Reported Sales Increased 11.1 Percent

•                 Revenue Growth Reflects 16.4 Percent Global Operational Sales Growth from HUMIRA (Excluding 8.8 Percent Unfavorable Exchange). Reported Global HUMIRA Sales Increased 7.6 Percent

•                 Second Quarter U.S. Sales of IMBRUVICA were $234 Million; AbbVie Recorded Partial Quarter U.S. Sales of $97 Million

•                 Second Quarter Global VIEKIRA Sales were $385 Million

•                 Delivers Adjusted Operating Margin Expansion to 44.2 Percent of Sales; Gross Margin Improves to 85.3 Percent of Sales

•                 Confirms 2015 Adjusted EPS Guidance Range of $4.10 to $4.30 (GAAP EPS Range of $3.26 to $3.46)

NORTH CHICAGO, Ill., July 24, 2015 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2015.

“We are pleased with the high level of performance we’ve delivered through the first-half of 2015, consistent with our commitment to shareholders for top-tier growth this year and beyond,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “With the completion of the Pharmacyclics transaction, continued momentum from our on-market products and rapid evolution of our robust development pipeline, we are well positioned to deliver strong performance in the future.”

Second-Quarter Results

•                 Worldwide sales were $5.475 billion in the second quarter, up 11.1 percent year-over-year. On an operational basis, sales increased 19.4 percent, excluding an 8.3 percent unfavorable impact from foreign exchange rate fluctuations.

Second-Quarter Results (continued)

•                 Second-quarter sales growth was driven by the continued strength of HUMIRA and other promoted products. Global HUMIRA sales increased 16.4 percent on an operational basis, or 7.6 percent including the impact of foreign exchange rate fluctuations. Strong U.S. HUMIRA growth continued, driven by double-digit growth across all three major market categories, rheumatology, dermatology and gastroenterology. Reported international HUMIRA sales growth in the quarter was reduced by nearly 18 percent due to unfavorable foreign exchange. First-half 2015 international HUMIRA sales grew nearly 9 percent on an operational basis, consistent with planning expectations and the full year forecast for international HUMIRA sales growth of 9 to 10 percent on an operational basis. As noted last quarter, the first-quarter international operational growth rate of nearly 15 percent was favorably impacted by the timing of shipments in select markets. Consequently, sales growth in the second quarter was negatively impacted by shipment timing.

•                 Total company sales growth was also driven by $385 million in global VIEKIRA sales, now approved in 47 countries with additional approvals anticipated throughout the remainder of 2015, as well as strong operational growth from other key products including Creon, Synthroid and Duodopa.

•                 Second-quarter U.S. IMBRUVICA sales were $234 million. AbbVie recorded a partial quarter of U.S. IMBRUVICA sales of $97 million and $10 million of international profit sharing based on the May 26 close date of the Pharmacyclics acquisition.

•                 The adjusted gross margin ratio in the second quarter was 85.3 percent, excluding intangible asset amortization and other specified items. Gross margin expansion was driven by product mix, operating efficiencies and the impact of foreign exchange rates. The gross margin ratio under U.S. generally accepted accounting principles (GAAP) was 83.3 percent.

•                 Adjusted selling, general and administrative (SG&A) expense was 25.1 percent of sales in the second quarter. On a GAAP basis, SG&A was 31.1 percent of sales.

•                 Adjusted research and development (R&D) was 15.9 percent of sales in the quarter, reflecting funding actions in support of our mid- and late-stage pipeline assets. On a GAAP basis, R&D was 17.9 percent of sales.

•                 The adjusted operating margin in the second quarter was 44.2 percent, compared to 36.4 percent in second-quarter 2014. On a GAAP basis, the operating margin was 33.8 percent.

•                 Adjusted net interest expense was $137 million, which reflects the impact of debt issued in conjunction with the Pharmacyclics acquisition. The adjusted tax rate was 21.9 percent in the quarter and 18.6 percent on a GAAP basis.

•                 Adjusted diluted earnings per share, excluding intangible asset amortization expense and other specified items, were $1.08 in the second quarter, up 31.7 percent. Diluted earnings per share were $0.83 on a GAAP basis.

Key Events from the Second Quarter

•                 On May 26, AbbVie successfully completed the acquisition of Pharmacyclics, accelerating AbbVie’s clinical and commercial presence in oncology. The acquisition aligns strategically to AbbVie’s business model, strengthening the company’s already robust oncology pipeline and further diversifying AbbVie’s revenue base.

•                 AbbVie announced that the European Commission granted marketing authorization for IMBRUVICA (ibrutinib) as the first treatment option specifically approved for treatment of adult patients with Waldenstrom’s macroglobulinemia.

•                 Results from the Phase 3 HELIOS study of IMBRUVICA were presented at The American Society of Clinical Oncology (ASCO) meeting. The data demonstrated that patients with relapsed/refractory chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL) experienced an 80 percent reduction in the risk of disease progression or death when treated with ibrutinib in combination with bendamustine and rituximab, compared to patients receiving placebo in combination with bendamustine and rituximab.

•                 AbbVie reported top-line results from the head-to-head Phase 3, RESONATE-2 study, which evaluated efficacy and safety of ibrutinib versus traditional chemotherapy, chlorambucil. Initial findings showed that treatment with ibrutinib improved progression-free survival rates, as well as met several secondary endpoints, including overall survival and overall response rates when used in treatment-naïve patients with CLL and SLL. Additional detailed data will be presented at an upcoming medical meeting. AbbVie anticipates submitting these data for regulatory review in the second-half of 2015.

•                 AbbVie announced its investigational medicine venetoclax, an inhibitor of the B-cell lymphoma-2 (BCL-2) protein that is being developed in partnership with Genentech and Roche, has been granted Breakthrough Therapy Designation by the U.S. Food and Drug Administration (FDA) for the treatment of CLL in previously treated (relapsed/refractory) patients with the 17p deletion genetic mutation. The 17p deletion mutation is a genomic alteration in which a part of chromosome 17 is absent. The median life expectancy for CLL patients with 17p deletion is less than 2-3 years. AbbVie expects to submit regulatory applications to U.S. and European agencies for this indication before the end of 2015.

•                 Data from the Phase 3 ELOQUENT-2 study of elotuzumab were recently published in the New England Journal of Medicine. Elotuzumab is being developed in partnership with Bristol Myers Squibb, for front-line and relapsed/refractory multiple myeloma. Data showed that adding elotuzumab to standard of care in patients with relapsed/refractory multiple myeloma significantly reduced the risk of disease progression and demonstrated superior progression-free survival and overall response rates. The regulatory submissions are anticipated in the second-half of 2015.

Key Events from the Second Quarter (continued)

•                 The FDA granted priority review to AbbVie for its investigational, all-oral, interferon-free (IFN) therapy for the treatment of genotype 4 (GT4) chronic HCV in the United States. The New Drug Application (NDA) was accepted by the agency and is based on results from the PEARL-I study, which demonstrated 100 percent sustained virologic response rate at 12 weeks post-treatment (SVR12) when used with ribavirin (RBV), with no discontinuations due to adverse events. This investigational therapy also previously received Breakthrough Therapy Designation, and AbbVie anticipates regulatory action in the second-half of 2015.

•                 New, pivotal data from the GIFT-I study of AbbVie’s all-oral, IFN- and RBV-free, two direct-acting antiviral (DAA) treatment with ombitasvir/paritaprevir/ritonavir in genotype 1b (GT1b) chronic HCV infected Japanese patients with and without cirrhosis were presented at the Annual Meeting of the Japan Society of Hepatology. Patients were both treatment-naïve and treatment-experienced. Primary endpoints were achieved, demonstrating 95 percent SVR12 in a sub-group of treatment-naïve, non-cirrhotic, adult GT1b chronic HCV infected Japanese patients who were eligible for therapy with IFN and had a high viral load. In study results related to the secondary endpoint, GT1b HCV patients with compensated cirrhosis achieved 91 percent SVR12. AbbVie’s two-DAA combination is currently under regulatory review in Japan and a decision is expected in the second-half of 2015.

•                 AbbVie reported results from the TURQUOISE-III study in treatment-naïve and treatment-experienced patients with GT1b chronic HCV with compensated liver cirrhosis. These data demonstrated 100 percent SVR12 rates when treated with VIEKIRA without RBV. No patients discontinued treatment due to adverse events. Over time, chronic HCV may lead to liver complications, including compensated cirrhosis, in about 10-20 percent of people infected.

•                 AbbVie announced that the FDA granted VIEKIRA orphan drug designation for the investigational treatment of HCV infection in pediatric patients, 0 - 16 years of age. Orphan drug designations recognize the need for a treatment of a rare disease or condition. AbbVie will conduct an investigational clinical study to evaluate the efficacy and safety of VIEKIRA with or without RBV in pediatric patients with chronic HCV infection. VIEKIRA is currently not approved for this indication.

•                 AbbVie announced that the FDA granted HUMIRA orphan drug designation for the investigational treatment of moderate-to-severe hidradenitis suppurativa (HS), a painful, chronic inflammatory skin disease. AbbVie’s supplemental Biologic License Application (sBLA) is currently under review with the agency. The European Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) recently granted a positive opinion for this indication.

•                 AbbVie recently received approval from the EMA for a new HUMIRA formulation, specifically designed to reduce injection pain and reduce injection volume.

•                 AbbVie announced results from VISUAL-I, a Phase 3 study investigating the efficacy and safety of HUMIRA in adult patients with uveitis. Results showed HUMIRA significantly lowered their risk of uncontrolled uveitis or vision loss. In May 2014, AbbVie received orphan drug designation from the FDA for the investigational treatment of certain forms of non-infectious uveitis with HUMIRA. U.S. and EU regulatory submissions are expected in the second-half of 2015, following positive results from the second pivotal trial.

Key Events from the Second Quarter (continued)

•                 On June 18, the AbbVie board of directors declared a quarterly cash dividend of $0.51 per share, payable Aug. 14, 2015 to stockholders of record at the close of business on July 15, 2015. Since the company’s inception in 2013, AbbVie has increased its dividend by 28 percent.

Full-Year 2015 Outlook

AbbVie is confirming its adjusted diluted earnings-per-share guidance for the full-year 2015 of $4.10 to $4.30. The company’s 2015 adjusted diluted earnings-per-share guidance excludes $0.84 per share of intangible asset amortization expense, deal costs, integration, and other specified items, and includes $0.20 of dilution related to the Pharmacyclics acquisition. AbbVie’s diluted earnings-per-share guidance is $3.26 to $3.46 on a GAAP basis.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. Together with its wholly-owned subsidiary, Pharmacyclics, AbbVie employs more than 28,000 people worldwide and markets medicines in more than 170 countries. For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our second-quarter performance. Participating on the call will be Rick Gonzalez, chairman and chief executive officer; Bill Chase, executive vice president and chief financial officer; Laura Schumacher, executive vice president, business development, external affairs and general counsel; Mike Severino, executive vice president, research and development and chief scientific officer; and Larry Peepo, vice president of investor relations. The call will be webcast through AbbVie’s Investor Relations Web site at www.abbvieinvestor.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2014 and 2015 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2015 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to challenges to intellectual property, and competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2014 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media: Adelle Infante (847) 938-8745	Investors: Larry Peepo (847) 935-6722 Liz Shea (847) 935-2211

AbbVie Inc.

Key Product Revenue

Quarter Ended June 30, 2015

(Unaudited)

				% Change vs. 2Q14
	Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

NET REVENUES	$3,370	$2,105	$5,475	27.3%	10.2%	(7.6%)	19.4%	11.1%

Humira	2,141	1,396	3,537	28.9	3.6	(14.3)	16.4	7.6
Imbruvica	97	10[a]	107[b]	n/m	n/m	n/m	n/m	n/m
Viekira	227	158	385	n/m	n/m	n/m	n/m	n/m
Creon	159	--	159	44.6	n/a	n/a	44.6	44.6
Synagis	-	46	46	n/a	(25.6)	(37.2)	(25.6)	(37.2)
Lupron	156	42	198	17.2	(8.5)	(20.4)	9.9	6.5
Synthroid	187	--	187	11.9	n/a	n/a	11.9	11.9
Kaletra	43	124	167	(22.4)	(13.5)	(22.7)	(15.8)	(22.6)
AndroGel	170	--	170	(22.1)	n/a	n/a	(22.1)	(22.1)
Sevoflurane	20	98	118	(12.6)	(13.5)	(25.5)	(13.3)	(23.6)
Duodopa	3	52	55	n/m	17.3	(5.6)	20.9	(2.0)

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

n/m = not meaningful

a Reflects profit sharing for Imbruvica International revenues

b Reflects partial quarter Imbruvica revenue based on the May 26 close date of the Pharmacyclics acquisition; full-quarter U.S. sales were $234 million

AbbVie Inc.

Key Product Revenues

Six Months Ended June 30, 2015

(Unaudited)

				% Change vs. 6M14
	Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

NET REVENUES	$6,020	$4,495	$10,515	23.5%	13.4%	(2.6%)	18.6%	10.8%

Humira	3,805	2,843	6,648	33.4	8.8	(7.5)	20.7	12.2
Imbruvica	97	10[a]	107[b]	n/m	n/m	n/m	n/m	n/m
Viekira	365	251	616	n/m	n/m	n/m	n/m	n/m
Creon	286	--	286	31.9	n/a	n/a	31.9	31.9
Synagis	--	381	381	n/a	2.2	(11.0)	2.2	(11.0)
Lupron	306	84	390	12.0	(7.0)	(17.5)	6.9	4.0
Synthroid	373	--	373	15.3	n/a	n/a	15.3	15.3
Kaletra	84	263	347	(23.0)	(1.1)	(12.9)	(6.9)	(15.6)
AndroGel	323	--	323	(31.7)	n/a	n/a	(31.7)	(31.7)
Sevoflurane	38	206	244	(8.2)	(7.7)	(19.0)	(7.8)	(17.5)
Duodopa	3	105	108	n/m	18.1	(2.4)	20.3	(0.2)

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations.

n/a = not applicable

n/m = not meaningful

a Reflects profit sharing for Imbruvica International revenues

b Reflects Imbruvica revenue from the May 26 close date of the Pharmacyclics acquisition

AbbVie Inc.

Consolidated Statements of Earnings

Quarter and Six Months Ended June 30, 2015 and 2014

(Unaudited) (In millions, except per share data)

	Second Quarter Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
Net revenues	$5,475	$4,926	$10,515	$9,489

Cost of products sold	916	1,113	1,858	2,213
Selling, general and administrative	1,703	1,448	3,176	2,788
Research and development	981	834	1,792	1,606
Acquired in-process research and development	23	16	150	16
Total operating cost and expenses	3,623	3,411	6,976	6,623

Operating earnings	1,852	1,515	3,539	2,866

Interest expense, net	164	69	290	134
Net foreign exchange loss	14	5	178	8
Other (income) expense, net	(4)	8	(3)	5
Earnings before income tax expense	1,678	1,433	3,074	2,719
Income tax expense	312	335	686	641
Net earnings	$1,366	$1,098	$2,388	$2,078

Diluted earnings per share	$0.83	$0.68	$1.47	$1.29

Diluted earnings per share, excluding specified items	$1.08	$0.82	$2.03	$1.53	a)

Average diluted shares outstanding	1,633	1,608	1,621	1,608

a)             Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended June 30, 2015

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	2Q15
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,678	$1,366	$0.83
Adjusted for specified items:
Intangible asset amortization	86	66	0.04
Separation costs	95	80	0.05
Acquired IPR&D	23	23	0.01
Pharmacyclics transaction and other costs	359	215	0.13
Other	34	26	0.02
As adjusted (non-GAAP)	$2,275	$1,776	$1.08

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities. Separation costs are expenses related to the separation of AbbVie from Abbott.   Acquired IPR&D primarily reflects an upfront payment related to a licensing arrangement with a third party. Pharmacyclics transaction and other costs reflect transaction, financing, integration and other costs related to the acquisition of Pharmacyclics. Other is primarily associated with restructuring activities.

2.            The impact of the specified items by line item was as follows:

	2Q15
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense
As reported (GAAP)	$916	$1,703	$981	$23	$164
Adjusted for specified items:
Intangible asset amortization	(86)	--	--	--	--
Separation costs	(2)	(93)	--	--	--
Acquired IPR&D	--	--	--	(23)	--
Pharmacyclics transaction and other costs	(19)	(220)	(93)	--	(27)
Other	(3)	(15)	(16)	--	--
As adjusted (non-GAAP)	$806	$1,375	$872	--	$137

3.                  The adjusted tax rate for the second quarter of 2015 was 21.9 percent, as detailed below:

	2Q15
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,678	$312	18.6%
Specified items	597	187	31.3%
As adjusted (non-GAAP)	$2,275	$499	21.9%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended June 30, 2014

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	2Q14
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,433	$1,098	$0.68
Adjusted for specified items:
Intangible asset amortization	99	69	0.04
Separation costs	110	96	0.06
R&D	40	40	0.02
Acquired IPR&D	16	16	0.01
Restructuring/Other	12	11	0.01
As adjusted (non-GAAP)	$1,710	$1,330	$0.82

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  R&D is associated with a milestone payment for a previously-announced collaboration.  Acquired IPR&D reflects an upfront payment related to a licensing arrangement with a third party.  Restructuring/Other is associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

	2Q14
	Cost of products sold	SG&A	R&D	Acquired IPR&D
As reported (GAAP)	$1,113	$1,448	$834	$16
Adjusted for specified items:
Intangible asset amortization	(99)	--	--	--
Separation costs	(3)	(106)	(1)	--
R&D	--	--	(40)	--
Acquired IPR&D	--	--	--	(16)
Restructuring/Other	(6)	(6)	--	--
As adjusted (non-GAAP)	$1,005	$1,336	$793	--

3.                  The adjusted tax rate for the second quarter of 2014 was 22.2 percent, as detailed below:

	2Q14
	Pre-tax	Income
	income	taxes	Tax rate

As reported (GAAP)	$1,433	$335	23.4%
Specified items	277	45	16.2%
As adjusted (non-GAAP)	$1,710	$380	22.2%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Six Months Ended June 30, 2015

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	6M15
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$3,074	$2,388	$1.47
Adjusted for specified items:
Intangible asset amortization	154	118	0.07
Separation costs	199	169	0.10
Acquired IPR&D	150	150	0.09
Pharmacyclics transaction and other costs	420	256	0.16
Shire termination	170	170	0.10
Other	68	49	0.04
As adjusted (non-GAAP)	$4,235	$3,300	$2.03

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities. Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D primarily reflects the C2N collaboration.  Pharmacyclics transaction and other costs reflect transaction, financing, integration and other costs related to the acquisition of Pharmacyclics. Shire termination reflects the completed liquidation of remaining foreign currency positions related to the terminated Shire transaction, as communicated in the fourth quarter of 2014.  Other is primarily associated with restructuring activities.

2.                  The impact of the specified items by line item was as follows:

		6M15
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense	Foreign exchange (gain)/loss
As reported (GAAP)	$1,858	$3,176	$1,792	$150	$290	$178
Adjusted for specified items:
Intangible asset amortization	(154)	--	--	--	--	--
Separation costs	(5)	(194)	--	--	--	--
Acquired IPR&D	--	--	--	(150)	--	--
Pharmacyclics transaction and other costs	(19)	(222)	(93)	--	(86)	--
Shire termination	--	--	--	--	--	(170)
Other	(12)	(40)	(16)	--	--	--
As adjusted (non-GAAP)	$1,668	$2,720	$1,683	--	$204	$8

3.                  The adjusted tax rate for the first half of 2015 was 22.1 percent, as detailed below:

	6M15
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$3,074	$686	22.3%
Specified items	1,161	249	21.4%
As adjusted (non-GAAP)	$4,235	$935	22.1%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Six Months Ended June 30, 2014

(Unaudited) (In millions, except per share data)

1.            Specified items impacted results as follows:

	6M14
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,719	$2,078	$1.29
Adjusted for specified items:
Intangible asset amortization	209	148	0.09
Separation costs	190	184	0.11
R&D	40	40	0.02
Acquired IPR&D	16	16	0.01
Restructuring/Other	16	14	0.01
As adjusted (non-GAAP)	$3,190	$2,480	$1.53

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  R&D is associated with a milestone payment for a previously-announced collaboration.  Acquired IPR&D reflects an upfront payment related to a licensing arrangement with a third party.  Restructuring/Other is associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

	6M14
	Cost of products sold	SG&A	R&D	Acquired IPR&D
As reported (GAAP)	$2,213	$2,788	$1,606	$16
Adjusted for specified items:
Intangible asset amortization	(209)	--	--	--
Separation costs	(6)	(182)	(2)	--
R&D	--	--	(40)	--
Acquired IPR&D	--	--	--	(16)
Restructuring/Other	(7)	(9)	--	--
As adjusted (non-GAAP)	$1,991	$2,597	$1,564	--

3.            The adjusted tax rate for the first half of 2014 was 22.3 percent, as detailed below:

	6M14
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$2,719	$641	23.6%
Specified items	471	69	14.6%
As adjusted (non-GAAP)	$3,190	$710	22.3%